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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Internet Capital Group, Inc.



We consent to the use of our report included herein and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.


KPMG LLP

Philadelphia, Pennsylvania
December 6, 1999